Exhibit 4.3

Delaware
The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DOMESTICATION OF “VG ACQUISITION CORP.”, FILED IN THIS OFFICE THE SIXTEENTH DAY OF JUNE, A.D. 2021, AT 2:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF DOMESTICATION IS THE SIXTEENTH DAY OF JUNE, A.D. 2021 AT 4:04 O’CLOCK P.M.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State

6006171 8100D	Authentication: 203463409
SR# 20212467978	Date: 06-16-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF DOMESTICATION OF VG ACQUISITION CORP.	State of Delaware Secretary of State Division of Corporations Delivered 02:30 PM 06/16/2021 FILED 02:30 PM 06/16/2021 SR 20212467978 - File Number 6006171

(Pursuant to Section 388 of the General

Corporation Law of the State of Delaware)

VG Acquisition Corp., a Cayman Islands exempted company limited by shares, which intends to domesticate as a Delaware corporation pursuant to this Certificate of Domestication (upon such domestication to be renamed “23andMe Holding Co.”, and referred to herein after such time as the “Corporation”), does hereby certify to the following facts relating to the domestication of the Corporation in the State of Delaware:

1.	The Corporation was originally incorporated on the 19th day of February, 2019 under the laws of the Cayman Islands.

2.	The name of the Corporation immediately prior to the filing of this Certificate of Domestication is VG Acquisition Corp.

3.	The name of the Corporation as set forth in the certificate of incorporation of the Corporation is 23andMe Holding Co.

4.	The domestication of the Corporation shall be effective as of 4:04 pm, eastern time, on the date of filing of this Certificate of Domestication with the Secretary of State of the State of Delaware.

5.

The jurisdiction that constituted the seat, siege social or principal place of business or central administration of the Corporation immediately prior to the filing of this Certificate of Domestication is the Cayman Islands.

6.

The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of VG Acquisition Corp. and the conduct of its business or by applicable non-Delaware law, as appropriate.

IN WITNESS WHEREOF, VG Acquisition Corp. has caused this Certificate of Domestication to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of June 16, 2021.

VG ACQUISITION CORP.

By:	/s/ James Cahillane
	Name:	James Cahillane
	Title:	Corporate Secretary

Signature Page - Certificate of Domestication